SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest
Event Reported): March 14, 2004

SUN HYDRAULICS CORPORATION

(Exact name of registrant as specified in its charter)

Florida	0-21835	59-2754337

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 West University Parkway Sarasota, Florida		34243

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 941-362-1200

Item 4. Changes in Registrant’s Certifying Accountant

     The Audit Committee of the Board of Directors of Sun Hydraulics Corporation (the “Registrant”) is responsible for selecting the Registrant’s independent auditors. Consistent with its philosophy that it is desirable to change auditors periodically, the Audit Committee requested proposals from accounting firms to serve as the Registrant’s independent auditors for 2004. After a review of the written proposals and oral presentations by the firms, the Audit Committee began negotiations with Grant Thornton LLP and anticipates that, following agreement on the terms of the engagement, Grant Thornton LLP will be engaged as the principal accountant to audit the Registrant’s consolidated financial statements for the year ended December 25, 2004.

     The Audit Committee dismissed PricewaterhouseCoopers LLP on March 14, 2004, as the Registrant’s principal accountant, effective upon its completion of its audit of the Registrant’s consolidated financial statements for the year ended December 27, 2003.

     PricewaterhouseCoopers LLP’s audit reports on the Registrant’s consolidated financial statements for the fiscal years ended December 28, 2002, and December 29, 2001, contain no adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

     During the two most recent fiscal years and the subsequent interim period through March 14, 2004 (date of dismissal), there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused PricewaterhouseCoopers LLP to make a reference to the subject matter of the disagreements in connection with its reports on the Registrant’s consolidated financial statements for any such periods. PricewaterhouseCoopers LLP has furnished the Registrant with a letter addressed to the Securities and Exchange Commission stating that it agrees with the above statements, which letter is attached hereto as Exhibit 16.

     During the two most recent fiscal years and the subsequent interim period through March 14, 2004 (date of dismissal), there have been no reportable events as defined in Regulation S-K Item 304(a)(1)(v).

Item 7. Financial Statements and Exhibits.

     (a) Financial Statements of Businesses Acquired.

     None.

     (b) Pro Forma Financial Information.

     None.

     (c) Exhibits.

     16     Letter from PricewaterhouseCoopers LLP regarding Change in Certifying Accountant

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

SUN HYDRAULICS CORPORATION
By:	/s/ Richard J. Dobbyn
Richard J. Dobbyn
Chief Financial Officer (Principal Financial and Accounting Officer)

Dated: March 19, 2004